Exhibit 5




                                  July 15, 2005




SEACOR Holdings Inc.
11200 Richmond Avenue
Suite 400
Houston, Texas  77082

Ladies and Gentlemen:

           We have acted as counsel to SEACOR Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") on the date hereof with respect to up to 394,446 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") to be distributed pursuant to the Seabulk International, Inc. Amended and Restated Equity Ownership Plan and the Seabulk International, Inc. Stock Option Plan for Directors (collectively, the "Plans").

           In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Plans, the Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company, the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.


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           Based on the foregoing, and subject to the qualifications stated
herein, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plans have been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the Plans, will be validly issued, fully paid and nonassessable.

           The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

           We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.



                                            Very truly yours,

                                            /s/ Weil, Gotshal & Manges LLP